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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS      BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze        William Ruehle
Corporate Communications Department   Vice President and Chief Financial Officer
949-585-5555 or 949-585-5971          949-450-8700
blanning@broadcom.com                 billr@broadcom.com
ealgaze@broadcom.com

SERVERWORKS CONTACT
David Pulling
Vice President of Marketing and Sales
408-492-1915
david@serverworks.com




                        BROADCOM TO ACQUIRE SERVERWORKS,
       A LEADING SUPPLIER OF HIGH-PERFORMANCE SYSTEMI/O(TM) SOLUTIONS FOR
        SERVER AND STORAGE PLATFORMS, NETWORK APPLIANCES AND WORKSTATIONS

       Direct Access to the CPU and Memory Subsystem Bandwidth Will Enable
      Broadcom to Deliver Connectivity Solutions that Significantly Improve
          Internet and Intranet Response Time for Every User Worldwide

IRVINE and SANTA CLARA, Calif. - January 8, 2001 - Broadcom Corporation (Nasdaq:
BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has signed a definitive agreement to acquire ServerWorks Corp., the world's leading independent supplier of high-performance system input/output (I/O) integrated circuits for servers. ServerWorks' SystemI/O(TM) silicon solutions act as the essential conduits for delivering high-bandwidth data in and out of servers, and coordinating all I/O transactions within the server platform including between external I/O, the main system memory and the CPUs.

The merger transaction has a value of about $957 million. The acquisition is expected to be accretive to Broadcom's diluted earnings per share to the extent of approximately $.02 to $.03 per share per quarter throughout 2001 on a pro forma reporting basis.

ServerWorks has design wins with almost every leading manufacturer of Intel-architecture (IA)-based servers worldwide. These server platforms are used in the markets for web servers, data center servers, network attached storage
(NAS), storage area networks (SANs), and high performance workstations.

ServerWorks has successfully delivered four generations of System I/O solutions for IA-based server platforms and has shipped more than 10 million devices since inception. Its products have been adopted by most of the leading server, storage and workstation manufacturers, including

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CacheFlow, Cisco Systems, Compaq, Dell, DigitalScape, EMC, Fujitsu, HP, Hitachi,
IBM, Intel, Lucent, Maxtor, NEC, Network Appliance, Nortel Networks, Quantum Snap, Siemens, SGI, Stratus and VA Linux.

The addition of ServerWorks' product portfolio and system expertise will enable Broadcom to deploy wire-speed 10 Gigabit per second (Gbps) communications topologies such as InfiniBand, Ethernet and Fibre Channel into server and storage platforms, and expand Broadcom's participation in these markets. 10Gbps is anticipated to be the speed at which local area, wide area and storage area networks converge.

"ServerWorks' impressive customer base, coupled with its aggressive technology roadmap and proven track record, will enable Broadcom to enhance the entire Internet and Intranet infrastructure," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "This acquisition is very strategic to our mission of delivering end-to-end broadband solutions for higher-speed Internet and e-business connectivity. Broadcom's networking technology in combination with ServerWorks' SystemI/O solutions will alleviate the congestion occurring both to and within the servers and storage devices through which all forms of Internet traffic pass. This has the potential to affect every "click" of every Internet user - worldwide - by speeding up the response time of endpoint server and storage devices."

"The server's job is to provide compute power and storage to many users simultaneously, so the I/O and networking technology are essential elements to assure optimal system performance," said Raju Vegesna, President and CEO of ServerWorks. "The combination of Broadcom and ServerWorks provides a unique opportunity to innovate, integrate, and enable users to unlock the full potential of Intel's high performance processor family."

Upon completion of the acquisition, Mr. Vegesna will become Vice President and General Manager of Broadcom's ServerWorks Business Unit, which will operate as a wholly-owned Broadcom subsidiary based in Santa Clara.

Servers are critical networking devices for the manipulation and storage of data in enterprise networks and overall Internet infrastructures. The explosive growth of the Internet, comprised of millions of interconnected servers and storage devices, has driven a corresponding acceleration in demand for I/O bandwidth. New high-speed networking technologies, such as 10 Gigabit Ethernet, InfiniBand and Fibre Channel, are placing yet higher demands on I/O and memory bandwidth of these systems. Further compounding this problem, all Internet network elements require extremely high reliability and fault tolerance. According to Dean McCarron of Mercury Research, the traditional server and workstation market continues to experience over 50% annual unit growth rate. Roger Cox, Chief Analyst, Gartner Dataquest, is forecasting that external storage units based on SAN and NAS architectures will realize a compound annual growth rate (CAGR) of over 100% percent from 1999 to 2004.

ServerWorks' primary product offering is a family of devices that addresses a wide range of memory and I/O requirements for server and storage platforms, network appliances and workstations. The primary challenge in every new generation of server and storage design is to optimize the overall platform performance, by balancing higher processor speeds with increasing overall system and I/O bandwidth. ServerWorks has taken a leadership role in driving major

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server technology initiatives and enhancing overall system performance, such as
PCI-X and high-bandwidth memory technologies. Further, the company partnered with IBM to co-develop and integrate MXT(TM), an advanced lossless memory expansion technology. Next generation DirectI/O(TM) solutions from ServerWorks will integrate high performance value-added networking technologies directly into the memory subsystem, which will enable next generation server and storage platforms to process large amounts of data reliably and at full wire speed.

In connection with the acquisition, Broadcom will issue approximately 11 million shares of its Class A common stock in exchange for all outstanding shares of ServerWorks common stock and upon exercise of outstanding employee stock options, warrants and other rights of ServerWorks. These shares have a value of approximately $957 million based upon the closing price of Broadcom Class A common stock on the Nasdaq National Market on January 5. Up to approximately 9 million additional shares of Broadcom Class A common stock will be reserved for future issuance to the stockholders and option and warrant holders of ServerWorks upon satisfaction of certain performance goals. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The Boards of Directors of both companies have approved the merger, which awaits approval by ServerWorks' stockholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge for purchased in-process research and development expenses related to the acquisition in its first fiscal quarter, ending March 31, 2001.

Broadcom reports net income and diluted earnings per share on a pro forma basis which excludes in-process research and development expenses, amortization of goodwill and purchased intangibles, stock-based compensation expenses, and payroll taxes on certain stock option exercises.

ABOUT SERVERWORKS
ServerWorks Corp. is the world's leading independent supplier of high-performance system input/output (I/O) integrated circuits for servers. ServerWorks' SystemI/O(TM) silicon solutions, which are used pervasively by leading original equipment manufacturers, act as the essential conduits for delivering high-bandwidth data in and out of servers, and coordinating all I/O transactions within the server platform including between external I/O, the main system memory and the CPUs. See www.serverworks.com for more information.

ABOUT BROADCOM
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

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SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "potential" and "enable" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of ServerWorks Corp. include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; general economic conditions and specific conditions in the markets we address; the rate at which present and future customers and end-users adopt Broadcom's and ServerWorks' technologies and products in the markets for high-performance system I/O and networking products; delays in the adoption and acceptance of industry standards in the foregoing markets; changes in ServerWorks' relationships with Intel Corporation; the timing of customer-industry qualification and certification of our respective products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial

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condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are registered trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. ServerWorks, SystemI/O(TM) and DirectI/O(TM) are trademarks of ServerWorks Corp. in the United States and certain other countries. Intel(R) is a trademark of Intel Corporation. MXT(TM) is a trademark of IBM Corporation. All other trademarks mentioned are the property of their respective owners.